AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                       ON OCTOBER 24, 1997

                                        REGISTRATION NO. 333-
=====================================================================

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                       -------------------
                             FORM S-4
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                       -------------------

          PRUDENTIAL SECURITIES STRUCTURED ASSETS, INC.
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                           ON BEHALF OF

    RECEIPTS ON CORPORATE SECURITIES TRUST, SERIES FDX 1997-1
                       -------------------

         Delaware                             31-0944462
(State or other jurisdiction of   (IRS Employer Identification No.)
incorporation or organization)

                        One Seaport Plaza
                     New York, New York 10292
                          (212) 214-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       -------------------
                       Greg Weatherly, Esq.
          Prudential Securities Structured Assets, Inc.
                        One Seaport Plaza
                     New York, New York 10292
                          (212) 214-6404
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                       -------------------

                            COPIES TO:

                     David L. Sugerman, Esq.
                Cleary, Gottlieb, Steen & Hamilton
                        One Liberty Plaza
                     New York, New York 10006
                          (212) 225-2000

                       -------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following
box.    [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.    [ ]

                        -------------------

                 CALCULATION OF REGISTRATION FEE
=====================================================================
Title of                      Proposed      Proposed
Each Class of                 Maximum       Maximum
Securities     Amount         Offering      Aggregate    Amount of
To be          to be          Price         Offering     Registration
Registered     Registered(1)  Per Share     Price(2)     Fee
---------------------------------------------------------------------
Receipts of
Corporate
Securities,
Series FDX
1997-1,
Residual
Class                         Not
Certificate    $52,000,000    Applicable    $10,829,000  $3,281
---------------------------------------------------------------------

(1) Certificate Principal Balance.
(2) Estimated solely for purposes of calculating the registration fee, which was computed pursuant to Rule 457(f) under the Securities Act of 1933, as amended based on the book value of the Securities being registered.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH
DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE
UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH
SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL
THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF
THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND
EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY
DETERMINE.
=====================================================================

*********************************************************************
* Information contained herein is subject to completion or          *
* amendment. A registration statement relating to these securities  *
* has been filed with the Securities and Exchange Commission. These *
* securities may not be sold nor may offers to buy be accepted      *
* prior to the time the registration statement becomes effective.   *
* This prospectus shall not constitute an offer to sell or the      *
* solicitation of an offer to buy nor shall there be any sale of    *
* these securities in any State in which such offer, solicitation   *
* or sale would be unlawful prior to registration or qualification  *
* under the securities laws of any such State.                      *
*********************************************************************

          SUBJECT TO COMPLETION-DATED OCTOBER 24, 1997

PROSPECTUS

    Receipts on Corporate Securities Trust, Series FDX 1997-1

       Offer to Exchange Receipts of Corporate Securities, Series FDX 1997-1, Residual Class, which have been registered under the Securities Act of 1933, as amended, for any and
        all outstanding Receipts of Corporate Securities, Series FDX 1997-1, Residual Class

          The Exchange Offer will expire at 5:00 p.m.,
        New York City time, on [       ], unless extended.

           The Receipts of Corporate Securities, Series FDX
1997-1, Residual Class (the "New Certificates") issued by the Receipts on Corporate Securities Trust, Series FDX 1997-1 (the "Trust"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, are hereby offered, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), in exchange for an equal Certificate Principal Balance of outstanding Receipts of
Corporate Securities, Series FDX 1997-1, Residual Class (the "Old Certificates"), of which $52,000,000 aggregate Certificate
Principal Balance is outstanding as of the date hereof. The Trust was formed pursuant to a trust agreement dated as of August 28, 1997 as supplemented by the Series FDX 1997-1 Supplement (the "Trust Agreement") between Prudential Securities Structured Assets,
Inc., as depositor (the "Company" or "PSSA") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

           Any and all Old Certificates that are validly tendered and not withdrawn on or prior to 5:00 P.M., New York City time, on the date the Exchange Offer expires, which will be [ ], (30 calendar days following the commencement of the Exchange Offer) unless the Exchange Offer is extended (such date, including as extended, the "Expiration Date"), will be accepted for exchange. Tenders of Old Certificates may be withdrawn at any time prior to 5:00 P.M., New York City time on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Trust, and to the terms of the Registration Rights Agreement, dated as of August 25, 1996 (the "Registration Rights Agreement"), between the Company and Prudential Securities Incorporated as initial purchaser ("PSI"). Old Certificates may be tendered only in minimum denominations of $500,000 Certificate Principal Balance and integral multiples of $1,000 in excess thereof. See "The Exchange Offer".

           The New Certificates will be entitled to the benefits of the same Trust Agreement that governs the Old Certificates and will govern the New Certificates. The form and terms of the New Certificates are the same in all material respects as the form and terms of the Old Certificates, except the New Certificates have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. The New Certificates will be issued in fully registered, certificated form. See "The Exchange Offer" and "Description of the New Certificates".

           Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1989),
Morgan Stanley & Co. Incorporated, SEC No-Action Letter
(available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993) (collectively, the "Exchange
Offer No-Action Letters"), the Company believes that the New Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof
(other than a broker-dealer who acquires such New Certificates directly from the Trust or the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of the Company as defined in Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New
Certificates and have no arrangement with any person to participate in a distribution of such New Certificates. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Trust that: (i) it is not an affiliate of the Company (as defined in Rule 405 under the Securities Act) or a broker-dealer tendering Old Certificates acquired directly from the Company for its own account; (ii) any New Certificates to be received by it will be acquired in the ordinary course of its business; and
(iii) it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates. If a holder of Old Certificates is engaged in or intends to engage in a distribution of the New Certificates or has any arrangement or understanding with respect to the distribution of the New Certificates to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer (a "Restricted Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such New
Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Restricted Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Restricted Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Restricted Broker-Dealer as a result of market-making activities or other trading activities. Pursuant to the Registration Rights Agreement, the Company has agreed that starting on the Expiration Date it will make this Prospectus available to any Restricted Broker-Dealer for use in connection with any such resale. See
"Plan of Distribution". (continued on next page)

                   --------------------------

           For a discussion of certain factors that should be considered by participants in the Exchange Offer, see "Risk
Factors" beginning on page 11 of this Prospectus.

                   --------------------------

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL
CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CERTIFICATES ARE
URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF
TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD
CERTIFICATES PURSUANT TO THE EXCHANGE OFFER.

                   --------------------------

         The date of this Prospectus is [       ], 1997

(continued from cover page)

           Neither the Trust nor the Company will receive any proceeds from this offering. The Company has agreed to pay the expenses of the Exchange Offer. No underwriter or dealer-manager is being utilized in connection with the Exchange Offer.

           THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE
TRUST ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD
CERTIFICATES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR
THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE
SECURITIES AND BLUE SKY LAWS OF SUCH JURISDICTION.

           Prior to this Exchange Offer, there has been no public market for the New Certificates. Neither the Company nor the Trust intends to apply for listing of the New Certificates on any securities exchange or for quotation of the New Certificates on The NASDAQ Stock Market's National Market or otherwise. PSI has previously made a market in the Old Certificates and the Trust has been advised that PSI currently intends to make a market in the New Certificates, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. PSI is not obligated, however, to make a market in the Old Certificates or the New Certificates and any such market-making activity may be discontinued at any time without notice at the sole discretion of PSI. There can be no assurance as to the liquidity of the public market for the New Certificates or that any active public market for the New Certificates will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the New Certificates may be adversely affected. See "Risk Factors--Absence of a Public Market for the New Certificates".

             AVAILABLE INFORMATION REGARDING THE TRUST

      The Company on behalf of the Trust will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Commission relating to the Trust. Such reports, proxy statements and other information may be inspected and copied at the following public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission, including PSSA on behalf of the Trust.

      The reports to be filed by the Company on behalf of the Trust will consist primarily of distribution date statements relating to the distributions made on the Trust Certificates and certain material events regarding the Trust, but not other financial information or statements. The reports will also refer to the periodic reports filed by the Term Assets Issuer so long as it is a reporting company under the Exchange Act. If the Term Assets Issuer ceases to be a reporting company under the Exchange Act, information regarding the Term Assets will be limited to that received by the Trustee, as a registered holder of the Term Assets, from the Term Assets Trustee as required by the Terms Assets Indenture (each as defined herein).

      This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by the Company on behalf of the Trust with the Commission, through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), under the Securities Act, with respect to the New Certificates offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Trust and Holdings and the securities offered hereby. Although statements concerning and summaries of certain documents are included herein, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. These documents may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained at fees and charges prescribed by the Commission.

      No separate financial statements of the Trust have been included or incorporated by reference herein. The Company does not believe such financial statements would be material to holders of the New Certificates because the sole asset of the Trust consists of debt obligations of an unaffiliated issuer that is a reporting company under the Exchange Act. See "The Term Assets Issuer" and Appendix A attached hereto.

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed with the Commission as
exhibits to the Registration Statement of which this Prospectus
is a part (File No. [333-   ]) are hereby incorporated by reference
in this Prospectus: the Trust Agreement dated as of August 28, 1997 between Prudential Securities Structured Assets, Inc., as depositor and The Bank of New York, as trustee; the Series FDX 1997-1 Supplement dated as of August 28, 1997 between Prudential Securities Structured Assets, Inc., as depositor, and The Bank of New York, as trustee; and the Registration Rights Agreement dated as of August 25, 1997 between Prudential Securities Structured Assets, Inc. and Prudential Securities Incorporated.

      This Prospectus incorporates documents by reference that are not presented herein or delivered herewith. These documents are available without charge to any person to whom a Prospectus is delivered, upon written or oral request of such person, from Prudential Securities Structured Assets, Inc., One Seaport Plaza, New York, N.Y. 10292-2015, Attention: Linda Muller. In order to ensure timely delivery of the documents, any request should be
made by [       ], 1997.

                         PROSPECTUS SUMMARY


      The following summary information is qualified in its entirety by the detailed information appearing elsewhere or incorporated by reference in this Prospectus. Prospective investors are urged to read this Prospectus in its entirety.

                             The Issuer

      Receipts on Corporate Securities Trust, Series FDX 1997-1 (the "Trust") formed pursuant to a Trust Agreement dated as of August 28, 1997, between Prudential Securities Structured Assets, Inc., as depositor (the "Company" or "PSSA"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), as supplemented by the Series FDX 1997-1 Supplement dated as of August 28, 1997 (together, the "Trust Agreement"). PSSA is a Delaware corporation and a wholly-owned subsidiary of Prudential Securities Group Inc. ("PSGI"). On August 28, 1997, PSSA deposited $52,000,000 aggregate principal amount of 7.60% Notes due July 1, 1997 (the "Term Assets") issued by Federal Express Corporation ("FDX" or the "Term Assets Issuer") with the Trustee in exchange for two classes of Receipts of Corporate Securities, Series FDX 1991-1: the Amortizing Class Certificates and the Residual Class Certificates (the Old Certificates constitute, and the New Certificates, along with any Old Certificates, not tendered in the Exchange Offer will constitute, the entire Residual Class) (together the "Trust Certificates"). See "The Term Assets Issuer" and "Description of the Term Assets".

      The Corporate Trust Office of the Trustee is located at 101
Barclay Street, 12 East, New York, New York 10286, Attention:
Corporate Trust--Fred Acebedo and its number is (212)815-5728.

                         The Exchange Offer

The Exchange Offer........... New Certificates are being offered in exchange  for an equal Certificate
                              Principal Balance of Old Certificates.
                              As of the date hereof, there are Old
                              Certificates with an aggregate
                              Certificate Principal Balance of
                              $52,000,000 outstanding. Old
                              Certificates may be tendered only
                              in minimum denominations of
                              $500,000 and integral multiples of
                              $1,000 in excess thereof.

Registration Rights
Agreement.................... The Old Certificates were sold on August
                              28, 1997 to PSI. PSI placed the Old
                              Certificates with institutional
                              investors. In connection therewith,
                              the Company and PSI entered into
                              the Registration Rights Agreement,
                              providing, among other things, for
                              the Exchange Offer to occur. See
                              "The Exchange Offer".

Resale of New Certificates... Based on interpretations by the staff of the Commission, as set forth in
                              no-action letters issued to third
                              parties, including the Exchange
                              Offer No-Action Letters, the
                              Company believes that the New
                              Certificates issued pursuant to the
                              Exchange Offer may be offered for
                              resale, resold or otherwise
                              transferred by holders thereof
                              (other than a broker-dealer who
                              acquires such New Certificates
                              directly from the Trust for resale
                              pursuant to Rule 144A under the
                              Securities Act or any other
                              available exemption under the
                              Securities Act or any holder that
                              is an "affiliate" of the Company as
                              defined under Rule 405 of the
                              Securities Act), without compliance
                              with the registration and
                              prospectus delivery provisions of
                              the Securities Act, provided that
                              such New Certificates are acquired
                              in the ordinary course of such
                              holders' business and such holders
                              are not engaged in, and do not
                              intend to engage in, a distribution
                              of such New Certificates and have
                              no arrangement with any person to
                              participate in a
                              distribution of such New
                              Certificates. By tendering the Old
                              Certificates in exchange for New
                              Certificates, each holder, other
                              than a broker-dealer, will
                              represent to the Trust
                              that: (i) it is not an
                              affiliate of the Company (as
                              defined in Rule 405 under the
                              Securities Act) or a broker-dealer
                              tendering Old Certificates acquired
                              directly from the Company for its
                              own account; (ii) any New
                              Certificates to be received by it
                              were acquired in the ordinary
                              course of its business; and (iii)
                              it is not engaged in, and does not
                              intend to engage in, a distribution
                              of such New Certificates and has no
                              arrangement or understanding to
                              participate in a distribution of
                              the New Certificates. If a holder
                              of Old Certificates is engaged in
                              or intends to engage in a
                              distribution of the New
                              Certificates or has any arrangement
                              or understanding with respect to
                              the distribution of the New
                              Certificates to be acquired
                              pursuant to the Exchange Offer,
                              such holder may not rely on the
                              applicable interpretations of the
                              staff of the Commission and must
                              comply with the registration and
                              prospectus delivery requirements of
                              the Securities Act in connection
                              with any secondary resale
                              transaction. Each Restricted
                              Broker-Dealer that receives New
                              Certificates for its own account
                              pursuant to the Exchange Offer must
                              acknowledge that it will deliver a
                              prospectus in connection with any
                              resale of such New Certificates.
                              The Letter of Transmittal states
                              that by so acknowledging and by
                              delivering a prospectus, a
                              Restricted Broker-Dealer will
                              not be deemed to admit that it is
                              an "underwriter" within the meaning
                              of the Securities Act. This
                              Prospectus, as it may be amended or
                              supplemented from time to time, may
                              be used by a Restricted
                              Broker-Dealer in connection with
                              resales of New Certificates
                              received in exchange for Old
                              Certificates where such Old
                              Certificates were acquired by such
                              Restricted Broker-Dealer as a
                              result of market-making activities
                              or other trading activities. The
                              Company has agreed that it will
                              make this Prospectus available to
                              any Participating Broker-Dealer for
                              use in connection with any such
                              resale for one year. See "Plan of
                              Distribution". To comply with the
                              securities laws of certain
                              jurisdictions, it may be necessary
                              to qualify for sale or register the
                              New Certificates prior to offering
                              or selling such New Certificates.
                              The Company has agreed, pursuant to
                              the Registration Rights Agreement
                              and subject to certain specified
                              limitations therein, to cause the
                              registration or qualification of
                              the New Certificates for offer or
                              sale under the securities or "blue
                              sky" laws of such jurisdictions as
                              may be necessary to permit the
                              holders of New Certificates to
                              trade the New Certificates without
                              any restrictions or limitations
                              under the securities laws of the
                              several states of the United
                              States.

Consequences of Failure
to Exchange Old
Certificates................. Upon consummation of the Exchange Offer, subject to certain exceptions,
                              holders of Old Certificates who do
                              not exchange their Old Certificates
                              for New Certificates in the
                              Exchange Offer will no longer be
                              entitled to registration rights and
                              will not be able to offer or sell
                              their Old Certificates, unless such
                              Old Certificates are subsequently
                              registered under the Securities Act
                              (which, subject to certain limited
                              exceptions, neither the Company nor
                              the Trust will
                              have an obligation to do), except
                              pursuant to an exemption from, or
                              in a transaction not subject to,
                              the Securities Act and applicable
                              state securities laws. See "Risk
                              Factors--Risk Factors Relating to
                              the New Certificates and the
                              Exchange Offer--Consequences of
                              Failure to Exchange" and "The
                              Exchange Offer--Terms of the
                              Exchange Offer".

Expiration Date.............. 5:00 p.m., New York City time, on
                              [                ] (30 calendar days
                              following the commencement of the Exchange
                              Offer), unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Conditions to the Exchange
Offer.........................The Exchange Offer is not conditioned upon any minimum principal amount of Old
                              Certificates being tendered for
                              exchange. However, the Exchange
                              Offer is subject to certain
                              customary conditions, which may be
                              waived by the Trust. See "The
                              Exchange Offer--Conditions". Except
                              for the requirements of applicable
                              federal and state securities laws,
                              there are no federal or state
                              regulatory requirements to be
                              complied with, or obtained by, the
                              Trust or the Company in connection
                              with the Exchange Offer.

Procedures for Tendering Old
Certificates..................Each holder of Old Certificates wishing to accept the Exchange Offer must
                              complete, sign and date the Letter of
                              Transmittal, or a facsimile
                              thereof, in accordance with the
                              instructions contained herein and
                              therein, and mail or otherwise
                              deliver such Letter of Transmittal,
                              or such facsimile, together with
                              the Old Certificates to be
                              exchanged and any other required
                              documentation to the Exchange Agent
                              (as defined herein) at the address
                              set forth herein. See "The Exchange
                              Offer--Procedures for Tendering".


Guaranteed Delivery
Procedures....................Holders of Old Certificates who wish to tender their Old Certificates
                              and whose Old Certificates are not
                              immediately available or who cannot
                              deliver their Old Certificates and
                              a properly completed Letter of
                              Transmittal or any other documents
                              required by the Letter of
                              Transmittal to the Exchange Agent
                              (as defined herein) prior to the
                              Expiration Date may tender their
                              Old Certificates according to the
                              guaranteed delivery procedures set
                              forth in "The Exchange
                              Offer--Guaranteed Delivery
                              Procedures".

Withdrawal Rights............ Tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Certificates, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein under "The Exchange Offer-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Old
Certificates and
Delivery of New Certificates..Subject to certain conditions, any and all Old Certificates that are properly
                              tendered in the Exchange Offer
                              prior to 5:00 p.m., New York City
                              time, on the Expiration Date will
                              be accepted for exchange. The New
                              Certificates issued pursuant to the
                              Exchange Offer will be delivered
                              promptly following the Expiration
                              Date. See "The Exchange
                              Offer--Terms of the Exchange
                              Offer".

Certain Tax Considerations... The exchange of New Certificates for Old
                              Certificates should not be a sale or exchange or otherwise a taxable event for Federal income tax purposes. See "Certain U.S. Federal Income Tax Consequences".

Exchange Agent............... The Bank of New York is serving as exchange agent
                              (the "Exchange Agent") in connection with the Exchange Offer. The Bank of New York is also the Trustee.

Fees and Expenses............ All expenses incident to the Trust's consummation of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by the Company. See "The Exchange Offer--Fees and Expenses".

Use of Proceeds.............. There will be no cash proceeds payable to the
                              Trust or the Company from the issuance of the New Certificates pursuant to the Exchange Offer. The proceeds from the sale of the Old Certificates were applied to the purchase of the Term Assets and to pay issuance costs. See
                              "Use of Proceeds".

                       The New Certificates

      The Exchange Offer relates to the exchange of up to $52,000,000 aggregate Certificate Principal Balance of Old Certificates for up to an equal aggregate Certificate Principal Balance of New Certificates. The New Certificates will be entitled to the benefits of the same Trust Agreement that governs the Old Certificates and will govern the New Certificates. The form and terms of the New Certificates are the same in all material respects as the form and terms of the Old Certificates, except that the New Certificates have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. In addition, as a result of the rating assigned to the New Certificates, the New Certificates will not be subject to certain restrictions on transfer applicable to the Old Certificates pursuant to Rule 3a-7 under the Investment Company Act of 1940, as amended ("Rule 3a-7"). See "Description of the New Certificates".

Trust Securities..........    The New Certificates (along with any
                              Old Certificates that are not
                              tendered in the Exchange Offer)
                              will constitute the "Residual Class
                              Certificates", one of two classes
                              of Trust Certificates, which collectively represent the entire undivided beneficial ownership of the Trust.
                              The Residual Class Certificates have
                              a $52,000,000 aggregate Certificate
                              Principal Balance. The other class
                              of Trust Certificates consists of
                              $52,000,000 aggregate Notional
                              Amount of Amortizing Class Certificates
                              (the "Amortizing Class Certificates").
                              Subject to the occurrence of a
                              Maturity Shortening Redemption
                              or an In-Kind Distribution,
                              distributions on the Amortizing
                              Class Certificates will be made
                              semiannually on each Distribution
                              Date (as defined below) up to and
                              including July 1, 2017 in an amount
                              equal to the amount of interest due
                              and received on the Term Assets on
                              such Distribution Date. [The Company
                              presently holds the Amortizing Class
                              Certificates.]

Scheduled Distributions...    Subject to the occurrence of a Maturity
                              Shortening Redemption (as defined
                              herein), no cash distributions will
                              be made on the New Certificates.
                              Instead, the New Certificates
                              outstanding on July 1, 2017 will be
                              terminated and deemed involuntarily
                              surrendered by the holders thereof
                              in exchange for a principal amount
                              of the Term Assets underlying such
                              New Certificates equal to the
                              aggregate Certificate Principal
                              Balance of such New Certificates.
                              No action by such holders will be
                              required to effect such termination
                              and the exchange will be carried
                              out in accordance with the Trust
                              Agreement.

Maturity Shortening
Redemption................    Upon the occurrence of a
                              Tax Event (as defined below) with
                              respect to the Term Assets, the
                              Term Assets Issuer has the right to
                              shorten the maturity of the Term
                              Assets to the extent required, in
                              the opinion of a nationally
                              recognized independent tax counsel,
                              such that, after the shortening of
                              the maturity, interest paid on the
                              Term Assets will be deductible by
                              it for federal income tax purposes.
                              (Any such new maturity date is
                              referred to herein as the
                              "Shortened Maturity Date.") If the
                              Shortened Maturity Date is on or
                              prior to July 1, 2017, the Residual
                              Class Certificates and the
                              Amortizing Class Certificates
                              will be redeemed on the Shortened
                              Maturity Date (a "Maturity
                              Shortening Redemption"). The
                              Trustee will distribute the payment
                              received on the Term Assets on the
                              Shortened Maturity Date to the
                              holders of the Residual Class
                              Certificates and the Amortizing
                              Class Certificates, respectively,
                              in the same ratio as (i) the
                              present value of all originally
                              scheduled future payments on the
                              Term Assets after July 1, 2017
                              bears to (ii) the present value of
                              all originally scheduled future
                              payments on the Amortizing Class
                              Certificates, discounted
                              semiannually in each case at a rate
                              of 7.60% per annum to the Shortened
                              Maturity Date. Such ratio will be
                              calculated by the Depositor, as
                              calculation agent (the "Calculation
                              Agent").

                              A "Tax Event" means that FDX has
                              received an opinion of a
                              nationally recognized independent
                              tax counsel experienced in such
                              matters to the effect that on or
                              after the date of issuance of the
                              Term Assets, as a result of (a) any
                              amendment to, clarification of, or
                              change (including any announced
                              prospective change) in laws, or any
                              regulations thereunder, of the
                              United States; (b) any judicial
                              decision, official administrative
                              pronouncement, ruling, regulatory
                              procedure, notice or announcement,
                              including any notice or
                              announcement of intent to adopt
                              such procedures or regulations (an
                              "Administrative Action"); or (c)
                              any amendment to, clarification of
                              or change in the official position
                              or the interpretation of such
                              Administrative Action or judicial
                              decision that differs from the
                              therefore generally accepted
                              position, in each case, on or after
                              the date of this issuance of the
                              Term Assets, such change in tax law
                              creates a more than insubstantial
                              risk that interest paid by FDX on
                              the Term Assets is not, or will not
                              be, deductible, in whole or in
                              part, by FDX for purposes of
                              federal income tax. See
                              "Description of the New
                              Certificates--Maturity Shortening
                              Redemption".

In-Kind Distribution......    Upon a Payment Default (as defined herein)
                              or an Acceleration (as defined herein) of the Term Assets under the terms of the trust indenture relating to the Term
                              Assets on or before July 1, 2017,
                              the Trustee will make an In-Kind
                              Distribution of the Term Assets to
                              the holders of the Trust
                              Certificates. Such distribution
                              will be made to the holders of the
                              Residual Class Certificates and the
                              Amortizing Class Certificates,
                              respectively, in the same ratio as
                              (i) the present value of all
                              originally scheduled future
                              payments on the Term Assets after
                              July 1, 2017 bears to (ii) the
                              present value of all originally
                              scheduled future payments on the
                              Amortizing Class Certificates,
                              discounted semiannually in each
                              case at a rate of 7.60% per annum
                              to the date of such Payment Default
                              or Acceleration. Such ratio will be
                              calculated by the Calculation
                              Agent. See "Description of New
                              Certificates--In-Kind
                              Distribution".

Restriction on Ownership..    Each registered holder of a New
                              Certificate will be required to
                              deliver to the Trustee a
                              certification upon purchase of the
                              New Certificate (which will be
                              included in the Letter of
                              Transmittal) to the effect that the
                              beneficial owner thereof (whether
                              such registered holder or the
                              ultimate beneficiary for whom it
                              holds such Certificate) is either
                              (i) a United States person, or (ii)
                              a non-United States person who is
                              exempt from withholding under U.S.
                              federal income tax laws and has
                              completed, accurately and in a
                              manner reasonably satisfactory to
                              the Trustee or its agent, an IRS
                              Form W-8 and delivered such Form
                              to the Trustee or its agent. Such
                              registered holder will be deemed to
                              have represented and agreed with
                              the Trustee that so long as it is
                              the registered holder of such New
                              Certificate, the beneficial owner
                              thereof will be a person described
                              in clauses (i) or (ii) above and,
                              in the event of any change in the
                              identity of the beneficial owner
                              for whom such registered holder is
                              acting or any lapse of a Form W-8
                              previously delivered to the
                              Trustee, it will promptly deliver a
                              new certification or a current Form
                              W-8, as applicable. In the event
                              such representation is untrue or
                              such current forms are not so
                              furnished, the New Certificate held
                              by such registered holder will be
                              subject to mandatory resale as
                              described herein. See "Description
                              of the New Certificates--
                              Limitations on Beneficial Ownership
                              of New Certificates" herein.

Record Dates..............    The fifth day immediately preceding each
                              Distribution Date.

Denominations.............    The New Certificates will be denominated
                              and payable in U.S. dollars and will be
                              issued in definitive, fully-registered
                              form in minimum denominations of
                              $500,000 Certificate Principal
                              Balance and integral multiples of
                              $1,000 in excess thereof.

Federal Income Tax
Consequences..............    For U.S. federal income tax purposes,
                              the Trust will not be treated as
                              an association taxable as a
                              corporation (or a publicly traded
                              partnership treated as an
                              association). Although the
                              characterization of the Trust is
                              not certain, the Trust should be
                              treated for U.S. federal income tax
                              purposes as a grantor trust, and
                              the Trustee intends to report
                              income, gain, loss and deductions
                              to the Internal Revenue Service on
                              that basis. If the Trust were not
                              classified as a grantor trust, it
                              would be classified as a
                              partnership. In either event, the
                              Trust will not be subject to U.S.
                              federal income
                              taxation.

                              Under the grantor trust
                              characterization, each holder of a
                              Certificate will be treated as
                              owning the rights to those payments
                              on the Term Assets that are
                              allocable to that New Certificate
                              and will be taxed under the
                              "stripped bond" rules of the
                              Internal Revenue Code of 1986.
                              Under those rules, a holder of a
                              New Certificate will be required to
                              include in ordinary gross income
                              original issue discount income
                              based on the holder's yield to
                              maturity for the New Certificate.

                              The exchange of New Certificates
                              for Old Certificates should not be
                              a sale or exchange or otherwise a
                              taxable event for Federal income
                              tax purposes. See "Certain U.S.
                              Federal Income Tax Consequences".

Ratings...................    The New Certificates are rated "Baa2"
                              by Moody's  Investors Services, Inc.
                              and [[       ] by [       ]]. A
                              security rating is not a recommendation
                              to buy, sell or hold securities and may
                              be subject to revision or withdrawal
                              at any time by the assigning rating
                              organization.

                           RISK FACTORS

      Prior to tendering Old Certificates in the Exchange Offer, holders of Old Certificates should carefully review the information contained and incorporated by reference in this Prospectus and should particularly consider the following matters.

Limited Obligations and Interests

      The New Certificates will not represent an obligation of, or interest in, the Company or any of its affiliates. The New Certificates will not be insured or guaranteed by any government agency or instrumentality, the Company, any Person affiliated with the Company or the Trustee, or any other Person.

No Detailed Information About Term Assets or Term Assets Issuer

      This Prospectus does not provide detailed information with respect to the Term Assets or the Term Assets Issuer, any risk factors relating thereto, or any rights or obligations, legal, financial or otherwise, arising under or related to the Term Assets. See "The Term Assets Issuer" and "Appendix A--Identification of Term Assets" herein.

Events of Default

      If an event of default on the Term Assets occurs, the risk of loss with respect to the Term Assets lies entirely with the holders of the Trust Certificates (the "Certificateholders"). If a Payment Default or Acceleration (as such terms are defined herein) occurs with respect to the Term Assets, the Trustee will distribute the Term Assets to the Certificateholders in an In-Kind Distribution (as defined herein). See "Description of the New Certificates--Distribution of Term Assets on Payment Default or Acceleration" herein.

Bankruptcy Risks

      The New Certificates are payable solely from payments made on the Term Assets by the Term Assets Issuer. The Term Assets Issuer is subject to laws permitting bankruptcy, moratorium, reorganization or other actions which, in the event of financial difficulties of the Term Assets Issuer, could result in delays in payment, partial payment or non-payment of the New Certificates relating to a Term Asset. See "Description of the New Certificates--Distribution of Term Assets on Payment Default or Acceleration" herein.

      [If PSGI, the parent of PSSA, were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy or PSGI itself were to request a bankruptcy court to order that PSSA be substantively consolidated with PSGI, delays in and reductions in the amount of distributions on the New Certificates could occur. PSGI and PSSA have taken certain steps that are intended to minimize the risk that the assets of PSSA would be substantively consolidated with the assets and liabilities of PSGI. These steps include the creation of PSSA as a separate, limited-purpose subsidiary, restrictions on the operations of PSSA, and limitations in the certificate of incorporation of PSSA on the nature of PSSA's business and its ability to commence voluntary insolvency cases or proceedings without the prior unanimous vote of all its directors. Further, PSSA does not intend to file, and PSGI has agreed that it will not file, a voluntary petition for relief under the Bankruptcy Code or any similar applicable state laws with respect to PSSA.

      The transfer of the Term Assets from PSI to PSSA was intended and structured to constitute an absolute sale of the Term Assets rather than a borrowing by PSI secured by the Term Assets. If PSI were to become a debtor in a bankruptcy case or a case under the Securities Investor Protection Act of 1970, as amended ("SIPA"), and a bankruptcy trustee, a court which had issued a protective decree under SIPA or a creditor of PSI were to take the position that the transfer of the Term Assets from PSI to the PSSA should be characterized as the pledge of the Term Assets to secure a borrowing by PSI, then delays in distributions on the New Certificates or (should the bankruptcy court or the court in a case under SIPA rule in favor of any such trustee or creditor) reductions in such distributions could result. If the transfer of the Term Assets to PSSA is treated as a sale, however, the Term Assets would not be part of PSI's bankruptcy estate and would not be available to PSI's creditors.]

Maturity and Redemption Considerations

      The Residual Certificates are not scheduled to receive any distributions before the in-kind distribution of Term Assets on July 1, 2017. Potentially, the maturity and yield of the New Certificates could be affected by (i) a cash distribution to holders of the Trust Certificates upon a Shortened Maturity Redemption or (ii) a distribution of Term Assets to such holders upon an In-Kind Distribution. In the event of a cash distribution on a Shortened Maturity Date, holders of Trust Certificates will receive their respective share (determined pursuant to a formula described in "Description of the New Certificates--Maturity Shortening Redemption") of the redemption price (which price will consist of principal and accrued and unpaid interest, without premium); holders may then need to reinvest at the then-prevailing market rates rather than receiving a bond on July 1, 2017 with a fixed-rate coupon of 7.60 percent with a remaining term of eighty years. In the event of an In-Kind Distribution, holders of New Certificates will receive their share of the Term Assets (determined pursuant to a formula described in "Description of the New Certificates--Distribution of Term Assets on Payment Default or Acceleration") at the time of such distribution, which amount will be less than the amount of Term Assets that would be distributed as scheduled and which distribution will occur prior to the scheduled distribution of Term Assets on July 1, 2017.

Passive Nature of the Trust

      The Trustee with respect to the Trust Certificates will hold the Term Assets for the benefit of the Certificateholders. The Trust will generally hold the Term Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any Term Assets Issuer or the value of the Term Assets, except pursuant to an In-Kind Distribution to Certificateholders in exchange for their Trust Certificates.

RISK FACTORS RELATING TO THE CERTIFICATES AND THE EXCHANGE OFFER

Consequences of Failure to Exchange

      Holders of Old Certificates who do not exchange their Old Certificates for New Certificates pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Certificates as set forth in the legend thereon as a consequence of the issuance of the Old Certificates pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In addition, the Old Certificates will remain subject to the transfer restrictions described therein pursuant to Rule 3a-7. In general, the Old Certificates may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Certificates under the Securities Act. To the extent that Old Certificates are tendered and accepted in the Exchange Offer, the trading market for Old Certificates could be adversely affected.

Absence of a Public Market for the New Certificates

      Prior to the Exchange Offer, there has been no public market for the New Certificates and it is uncertain whether such a market will develop. Neither the Company nor the Trust intends to apply for listing of the New Certificates on any securities exchange or for quotation of the New Certificates on The Nasdaq Stock Market's National Market or otherwise. The Trust has been advised by PSI that it currently intends to make a market in the New Certificates, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. PSI is not obligated, however, to make a market in the New Certificates, and any such market-making activity may be discontinued at any time without notice at the sole discretion of PSI. There can be no assurance as to the liquidity of the market for the New Certificates or that any active market for the New Certificates will develop or continue. If an active market does not develop or continue, the market price and liquidity of the New Certificates may be adversely affected.

                          USE OF PROCEEDS

      There will be no cash proceeds payable to the Company or the Trust from the issuance of the New Certificates pursuant to the Exchange Offer. The Company sold the Old Certificates to PSI, an affiliate of the Company, as initial purchaser. The proceeds from the sale of the Old Certificates were received by the Company and were applied to its purchase of the Term Assets, which, after the purchase thereof, were deposited by the Company in the Trust. The Company also paid issuance costs out of the proceeds from the sale of Old Certificates. The Company obtained an intercompany loan from PSGI to the extent the net proceeds from the sale of the Old Certificates were insufficient to pay the full purchase price of the Term Assets and issuance expenses.

                      FORMATION OF THE TRUST

      Receipts on Corporate Securities Trust, Series FDX 1997-1 was formed under New York law pursuant to the Trust Agreement dated as of August 28, 1997, as supplemented by the Series FDX 1997-1 Supplement dated as of such date. Concurrently with the execution and delivery of the Trust Certificates, the Company deposited the Term Assets with the Trustee. The Trustee, on behalf of the Trust, accepted the Term Assets and delivered the Trust Certificates to the Company. The Trustee is holding the Term Assets for the benefit of the Certificateholders.

                      THE TERM ASSETS ISSUER

      This Prospectus does not provide information with respect to the Term Assets Issuer. No investigation has been made of the financial condition or creditworthiness of the Term Assets Issuer or any of its subsidiaries in connection with the issuance of the New Certificates. The Company is not an affiliate of the Term Assets Issuer.

      The Term Assets Issuer is presently subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information (including financial information) with the Commission. Copies of such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Seven World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and may be obtained from the Public Reference Section of the Commission at Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. In addition, such reports and other information can be obtained from the Term Assets Issuer at its address specified in its most recent publicly available reports.

      If the Term Assets Issuer ceases to be a reporting company under the Exchange Act, information regarding the Term Assets will be limited to that received by the Trustee, as a registered holder of the Term Assets, from the Term Assets Trustee as required by the Term Assets Indenture.

      The Trust will have no assets other than the Term Assets from which to make distributions of amounts due in respect of the Trust Certificates, which include the New Certificates. Consequently, the ability of Certificateholders to receive distributions in respect of the New Certificates will depend on the Trust's receipt of payments on the Term Assets from the Term Assets Issuer.

      Prospective purchasers of the New Certificates should consider carefully the Term Assets Issuer's financial condition and its ability to make payments in respect of such Term Assets. This Prospectus relates only to the New Certificates being offered hereby and does not relate to the Term Assets or the Term Assets Issuer. All information contained in this Prospectus regarding the Term Assets Issuer is derived from the prospectus used in the sale of the Term Assets (the "Term Assets Prospectus"). Neither the Company nor the Trust has participated in the preparation of such documents, or takes any responsibility for the accuracy or completeness of the information provided therein. See "Appendix A-Identification of Term Assets".

                  DESCRIPTION OF THE TERM ASSETS

      The assets of the Trust consist solely of $52,000,000 aggregate principal amount of 7.60% Notes due July 1, 2097 issued by the Term Assets Issuer and having the characteristics described in the Term Assets Prospectus. The Term Assets were originally issued by the Term Assets Issuer as part of an underwritten public offering of $250,000,000 aggregate principal amount of such securities, pursuant to a registration statement on Form S-3 (File No. 333-07691) (together with all amendments and exhibits thereto, the "Term Assets Registration Statement"), filed by the Term Assets Issuer with the Commission under the Securities Act. Payments of interest are required to be made on the Term Assets semiannually on the first day of each January and July, commencing January 1, 1998, or if such day is not a business day, on the next succeeding business day.

      The Term Assets deposited in the Trust represent the sole assets of the Trust that are available to make distributions in respect of the Trust Certificates, including the New Certificates. Consequently, the ability of holders of New Certificates to receive cash distributions in respect of the New Certificates in the event of a Maturity Shortened Redemption will depend on the Trust's receipt of payments on, or in respect of, the Term Assets.

      The disclosure under this caption is intended primarily to identify the Term Assets and does not purport to summarize the Term Assets or to provide information with respect to the Term Assets Issuer. Appendix A to this Prospectus, which contains certain terms of the Term Assets, is derived solely from the description thereof in the Term Assets Prospectus. Such information does not purport to be complete and is qualified in its entirety by, and should be read in conjunction with (i) the Term Assets Prospectus, and (ii) the Term Assets Registration Statement, of which the Term Assets Prospectus is a part. This Prospectus relates only to New Certificates offered hereby and does not relate to an offering of the Term Assets. No representation is made by the Trust, the Trustee or the Company as to the accuracy or completeness of the information contained in the Term Assets Prospectus or the Term Assets Registration Statement.

Ratings

      The Term Assets have been rated "Baa2" and "BBB" by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Rating Services ("Standard & Poor's"), respectively. Any rating of the Term Assets is not a recommendation to purchase, hold or sell such Term Assets or the New Certificates, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be revised or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant.

      The New Certificates are rated "Baa2" by Moody's [and [     ]
by [     ]].

PSI and the Term Assets Issuer

      From time to time, PSI may be engaged by the Term Assets Issuer as an underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, PSI or another affiliate of the Company may make a market in other outstanding securities of the Term Assets Issuer.

                        THE EXCHANGE OFFER

      The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Registration Rights
Agreement, filed as an exhibit to the Registration Statement of which this Prospectus is a part.

Terms of the Exchange Offer

      In connection with the sale of the Old Certificates pursuant to a Purchase Agreement dated as of August 25, 1997, between the Company and PSI, their respective assignees became entitled to the benefits of the Registration Rights Agreement incorporated by reference hereto as described under "Incorporation of Certain Documents by Reference".

      Under the Registration Rights Agreement, except in certain circumstances, the Company is obligated to use its best efforts to (i) file a Registration Statement (the "Exchange Offer Registration Statement"), of which this Prospectus is a part, for a registered exchange offer with respect to an issue of New Certificates identical in all material respects to the Old Certificates within 60 calendar days after August 28, 1997, the date the Old Certificates were issued, (ii) cause the Registration Statement to become effective at the earliest possible time, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Certificates to be made under the Blue Sky laws of such jurisdictions as are necessary to permit consummation of the Exchange Offer and (iv) promptly after the effectiveness of such Exchange Offer Registration Statement, commence and consummate the Exchange Offer. The Trust will keep the Exchange Offer open for a period of not less than 30 calendar days and not more than 45 days after the date notice of the Exchange Offer is mailed to Holders. The Exchange Offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the Registration Rights Agreement.

      Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal (which together constitute the Exchange Offer), all Old Certificates validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. New Certificates of the same class will be issued in exchange for an equal principal amount of outstanding Old Certificates accepted in the Exchange Offer. Old Certificates may be tendered only in minimum denominations of $500,000 Certificate Principal Balance and integral multiples of $1,000 in excess thereof. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders as of [ ], 1997. The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered in exchange. However, the obligation to accept Old Certificates for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "--Conditions".

      Old Certificates shall be deemed to have been accepted as validly tendered when, as and if the Trustee has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Certificates for the purposes of receiving the New Certificates and delivering New Certificates to such holders.

      Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, including the Exchange Offer No-Action Letters, the Company believes that the New Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Certificates directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of the Company as defined in Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person to participate in a distribution of such New Certificates. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Trust that (i) it is not an affiliate of the Company (as defined in Rule 405 under the Securities Act) or a broker-dealer tendering Old Certificates acquired directly from the Trust or the Company for its own account; (ii) any New Certificates to be received by it will be acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates. If a holder of Old Certificates is engaged in or intends to engage in a distribution of the New Certificates or has any arrangement or understanding with respect to the distribution of the New Certificates to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each Broker-Dealer that receives New Certificates for its own account ("Restricted Broker-Dealer") pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Restricted Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Restricted Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Restricted Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that for a period of one year it will cause this Prospectus to be made available to any Restricted Broker-Dealer for use in connection with any such resale. See "Plan of Distribution".

      If (i) the Company is not required to file an Exchange Offer Registration Statement with respect to the New Certificates because the Exchange Offer is not permitted by applicable law or
(ii) if any holder of Old Certificates shall notify the Company within 20 Business Days following the consummation of the Exchange Offer that (A) such holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such holder may not resell the Exchange Certificates acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (C) such holder is a Broker-Dealer and holds Old Certificates acquired directly from any of the Trust or the Company or one of their respective Affiliates, then the Company shall (x) cause to be filed, on or prior to 60 days after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement pursuant to clause (i) above, or 60 days after the date on which the Company receives the notice specified in clause (ii) above, a shelf registration statement pursuant to Rule 415 under the Securities Act (which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement") relating to all Old Certificates the holders of which shall have provided the information required by the Registration Rights Agreement, and shall (y) use its best efforts to cause such Shelf Registration Statement to become effective within 90 days after the date on which the Company becomes obligated to file such Shelf Registration Statement. The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of Old Certificates by the holders thereof entitled to the benefit of the Shelf Registration Statement, and to ensure that it conforms with the requirements of the Registration Rights Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of not more than one year following the date on which such Shelf Registration Statement first becomes effective under the Securities Act or such shorter period that will terminate when all the Old Certificates covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

      Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Certificates who do not exchange their Old Certificates for New Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Certificates, unless such Old Certificates are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Company will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors--Risk Factors Relating to the New Certificates and the Exchange Offer".

      NEITHER THE COMPANY NOR THE TRUSTEE MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CERTIFICATES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CERTIFICATES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CERTIFICATES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT
OF OLD CERTIFICATES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

Expiration Date; Extensions; Amendments; Termination

      The term "Expiration Date" shall mean 5:00 p.m., New York City time, on [ ] (30 calendar days following the commencement of the Exchange Offer), unless the Company, in its sole discretion, instructs the Exchange Agent to extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

      In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will cause the Exchange Agent to notify the holders of the Old Certificates by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Trust is extending the Exchange Offer for a specified period of time.

      The Company reserves the right to cause the Trust and the Exchange Agent (i) to delay acceptance of any Old Certificates, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Certificates not previously accepted if any of the conditions set forth herein under "-- Conditions" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to cause the Trustee to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Certificates. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange
Agent. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly cause such amendment to be disclosed in a manner reasonably calculated to inform the holders of the Old Certificates of such amendment.

      Without limiting the manner in which the Exchange Agent may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Exchange Agent shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Procedures for Tendering

      To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, (A) either (i) certificates for such Old Certificates must be received by the Exchange Agent along with the Letter of Transmittal or (ii) the holder must comply with the guaranteed delivery procedures described below, and (B) a certification to the effect that the beneficial owner thereof (whether such registered holder or the ultimate beneficiary for whom it holds such Old Certificate(s)) is either (i) a United States person, or (ii) a non-United States person who is exempt from withholding under U.S. federal income tax laws and has completed, accurately and in a manner reasonably satisfactory to the Trustee or its agent, an IRS Form W-8 and delivered such Form to the Trustee or its agent unless such certificate has already been provided to the Trustee in connection with the purchase of the Old Certificate(s) being tendered and the status of the beneficial owner has not changed. THE METHOD OF DELIVERY OF OLD CERTIFICATES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD CERTIFICATES SHOULD BE SENT TO THE COMPANY. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

      The tender by a holder of Old Certificates will constitute an agreement between such holder and the Trust in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

      Only a holder of Old Certificates may tender such Old Certificates in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Certificates are registered on the books of the Trustee or any other person who has obtained a properly completed bond power from the registered holder.

      Any beneficial owner whose Old Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Certificates, either make appropriate arrangements to register ownership of the Old Certificates in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

      Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution") unless the Old Certificates tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution.

      If the Letter of Transmittal is signed by a person other than the registered holder of any Old Certificates listed therein, such Old Certificates must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Certificates on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Certificates.

      If the Letter of Transmittal or any Old Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Trustee, evidence satisfactory to the Trustee of their authority to so act must be submitted with the Letter of Transmittal.

      All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Certificates will be determined by the Trustee in its sole discretion, which determination will be final and binding. The Trustee reserves the absolute right to reject any and all Old Certificates not properly tendered or any Old Certificates which, if accepted, would, in the opinion of counsel for the Company, be unlawful. The Trustee also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Certificates. The Trustee's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Certificates must be cured within such time as the Trustee shall determine. Neither the Trustee nor the Company, nor the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Certificates, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Certificates will not be deemed to have been made until such irregularities have been cured or waived. Any Old Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Certificates, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

      In addition, the Company reserves the right in its sole discretion (i) to purchase or make offers for any Old Certificates that remain outstanding subsequent to the Expiration Date or, as set forth under "-- Conditions", to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (ii) to the extent permitted by applicable law, to purchase Old Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

Acceptance of Old Certificates for Exchange; Delivery of New
Certificates

      Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Certificates properly tendered will be accepted, promptly after the Expiration Date, and the New Certificates will be issued promptly after acceptance of the Old Certificates. For purposes of the Exchange Offer, Old Certificates shall be deemed to have been accepted as validly tendered for exchange when, as and if the Trustee has given oral or written notice thereof to the Exchange Agent.

      In all cases, issuance of New Certificates for Old Certificates that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Certificates, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Certificates are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Certificates are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Certificates will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Guaranteed Delivery Procedures

      If a registered holder of the Old Certificates desires to tender such Old Certificates, and the Old Certificates are not immediately available, or time will not permit such holder's Old Certificates or other required documents to reach the Exchange
Agent before the Expiration Date, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed
Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old
Certificates and the amount of Old Certificates tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange (the "NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Certificates, in proper form for transfer, and any other documents required by the Letter of Transmittal will be deposited by the Eligible
Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Certificates, in proper form for transfer, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal of Tenders

      Tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date.

      For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time on the Expiration Date at one of the addresses set forth below under "-- Exchange Agent". Any such notice of withdrawal must specify the name of the person having tendered the Old Certificates to be withdrawn, identify the Old Certificates to be withdrawn (including the principal amount of such Old Certificates) and (where certificates for Old Certificates have been transmitted) specify the name in which such Old Certificates are registered, if different from that of the withdrawing holder. If certificates for Old Certificates have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Trustee, whose determination shall be final and binding on all parties. Any Old Certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Certificates which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Certificates may be retendered by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to the Expiration Date.

Conditions

      Notwithstanding any other term of the Exchange Offer, Old Certificates will not be required to be accepted for exchange, nor will New Certificates be issued in exchange for any Old Certificates, and the Company may cause the Trustee to terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Certificates, if because of any change in law, or applicable interpretations thereof by the Commission, the Company determines that the Trust is not permitted to effect the Exchange Offer. The Company has no obligation to, and will not knowingly, permit acceptance of tenders of Old Certificates by the Trust from affiliates of the Company (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Commission, or if the New Certificates to be received by such holder or holders of Old Certificates in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

Exchange Agent

      The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

             By Mail:                            By Hand:
       The Bank of New York                The Bank of New York
    101 Barclay Street, 12 East        101 Barclay Street, 12 East
       New York, N.Y. 10286                New York, N.Y. 10286
   Attention: Corporate Trust--        Attention: Corporate Trust--
         Fred Acebedo                          Fred Acebedo

                      Telephone: (212) 815-5728
                      Facsimile: (212) 815-7157

Fees and Expenses

      The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company on behalf of the Trust pursuant to the Registration Rights Agreement. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees or agents of the Company on behalf of the Trust.

      The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay on behalf of the Trust the Exchange Agent's reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay on behalf of the Trust, the reasonable out-of-pocket expenses incurred by brokerage houses and other custodians, nominees and fiduciaries in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Certificates, and in handling or forwarding tenders for exchange.

      The expenses to be incurred in connection with the Exchange
Offer will be paid by the Company on behalf of the Trust, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses.

      The Company will pay all transfer taxes, if any, applicable to the exchange of Old Certificates pursuant to the Exchange Offer. If, however, certificates representing New Certificates or Old Certificates for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Certificates tendered, or if tendered Old Certificates are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Certificates pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                DESCRIPTION OF THE NEW CERTIFICATES

General

      The New Certificates will be denominated and distributions with respect thereto will be payable in United States Dollars. The Trust Certificates, which include the New Certificates, represent in the aggregate the entire beneficial ownership interest in the Trust. The property of the Trust will consist of
(i) the Term Assets, (ii) all
payments on or collections in respect of the Term Assets received on or after August 28, 1997, together with any proceeds thereof, and (iii) all funds from time to time deposited with the Trustee in accounts related to the Trust. The property of the Trust will be held for the benefit of the Certificateholders by the Trustee. Certificateholders of the applicable class will receive payments on each Distribution Date as described herein. See "--Collections and Distributions."

      The Trust Certificates represent two classes of undivided fractional beneficial interests in the assets of the Trust, and all distributions to Certificateholders will be made only from the property of the Trust as described herein. The Trust Certificates are comprised of two classes representing the entire undivided beneficial ownership of the Trust: the Amortizing Class and the Residual Class (comprised of the New Certificates and any Old Certificates not tendered in the Exchange Offer). The other class of certificates are $52,000,000 aggregate notional amount of Amortizing Class Certificates. Subject to the occurrence of a Maturity Shortening Redemption or an In-Kind Distribution, distributions on the Amortizing Class Certificates will be made semiannually on each Distribution Date (as defined below) up to and including July 1, 2017 in an amount equal to the amount of interest due and received on the Term Assets on such Distribution Date. The Trust Certificates do not represent an interest in or obligation of the Company, the Term Assets Issuer, the Term Assets Trustee or the Trustee or any affiliate of any of the foregoing.

      Subject to the occurrence of a Maturity Shortening
Redemption or an In-Kind Distribution (each as defined herein), the Residual Class Certificates evidence fractional undivided beneficial interests in all principal payments on the Term
Assets, and in interest accrued and paid on the Term Assets after July 1, 2017 at a rate of 7.60% per annum.

      The aggregate "Certificate Principal Balance" of the Residual Class Certificates on any determination date will equal the aggregate principal amount of the Term Assets in the Trust as of such date. The Certificate Principal Balance of any Residual Class Certificate will represent a pro rata portion of the then-current aggregate Certificate Principal Balance of all outstanding Residual Class Certificates, which equals the principal amount of Term Assets that the holder of such Residual Class Certificate is entitled to receive as an in-kind distribution on July 1, 2017.

      New Certificates may be transferred or exchanged for like Certificates of the same Class at the corporate trust office or agency of the Trustee in the City and State of New York, subject to the limitations provided in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. The Company may at any time purchase Trust Certificates at any price in the open market or otherwise. Trust Certificates so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for cancellation of such Trust Certificates or exchange for newly-created classes of Trust Certificates. See "--Company Exchange" below.

Form of the Certificates

      The New Certificates will be issued in definitive registered form in minimum denominations of $500,000 Certificate
Principal Balance and integral multiples of $1,000 in excess thereof.

Collections and Distributions

      Subject to the occurrence of a Maturity Shortening Redemption, no cash distributions will be made on the Residual Class Certificates. Instead, the Residual Class Certificates outstanding on July 1, 2017 will be terminated and deemed involuntarily surrendered by the holders thereof in exchange for a principal amount of the Term Assets underlying the Residual Class Certificates equal to the aggregate Certificate Principal Balance of the Residual Class Certificates. No action by such holders will be required to effect such termination, and the exchange will be carried out in accordance with the Trust Agreement.

      Distributions with respect to New Certificates will be made at the corporate trust office or agency of the Trustee in The
City of New York

      Any cash distribution on the New Certificates, upon a liquidation of the Trust as described below, will be made (i) in U.S. Dollars by or on behalf of the Trustee on the date of the distribution and (ii) by check drawn on, or wire transfer, of immediately available funds, but, with respect to the latter, only if appropriate wire transfer instructions have been received in writing by the Trustee not later than fifteen calendar days prior to the date of the distribution. If a holder of New Certificates wishes to receive cash payments by wire transfer, such holder shall provide appropriate wire transfer instructions by delivery of a written notice to the Trustee not later than fifteen calendar days prior to the date of the distribution, which will remain in effect until revoked by written notice to such Trustee received not later than fifteen calendar days prior to the date of the distribution. Any cash distribution by the Trustee to the New Certificates shall be made, subject to timely receipt of payments on the Term Assets and solely to the extent of Available Funds. See "--Maturity Shortening Redemption." "Available Funds" means, as of any date of the distribution, the aggregate amount received on or with respect to the Term Assets during the period from the preceding date of the distribution up to and including such date of the distribution (each such period, a "Collection Period"), and deposited in the Collection Account and available for distribution on such date of the distribution.

      If a payment with respect to the Term Assets is made to the Trustee after the date on which such payment was due, the Trustee will distribute any such amounts received on the Business Day thereafter as if such funds had constituted Available Funds on the date of the distribution immediately preceding such Business Day; provided, however, that the Record Date for such distribution shall be fifteen days prior to such Business Day and no additional amounts will accrue on the Trust Certificates or be owed to Certificateholders in respect of such distribution.

      All amounts received on or with respect to the Term Assets shall be held uninvested by the Trustee. On July 1, 2017, the Trustee will distribute the Term Assets in kind to the holders of Residual Class Certificates, unless a Maturity Shortening Redemption or an In-Kind Special Distribution has occurred on or prior to such date.

      In the event that the Company is required to repurchase the Term Assets as a result of an uncured documentation defect or breach of its representation and warranty as to its title to the Term Assets immediately prior to the transfer thereof to the Trustee, the Trustee will distribute the repurchase price received from the Company to the holders of the Residual Class Certificates and the Amortizing Class Certificates, respectively, in the same ratio as (i) the present value of all originally scheduled future payments on the Term Assets after July 1, 2017 bears to (ii) the present value of all originally scheduled future payments on the Amortizing Class Certificates, discounted semiannually in each case at a rate of 7.60 percent per annum to the date on which the repurchase price is distributed. Such ratio will be calculated by the Company, as calculation agent, and such distribution will be made fifteen days after receipt of the repurchase price.

Maturity Shortening Redemption

      Upon occurrence of a Tax Event (as defined below), the Term Assets Issuer will have the right to shorten the maturity of the Term Assets to the extent required, in the opinion of a nationally recognized independent tax counsel selected by the Term Assets Issuer, such that, after the shortening of the maturity, interest paid on the Term Assets will be deductible by it for federal income tax purposes. In the event that the Shortened Maturity Date is on or prior to July 1, 2017, the Trust Certificates will be redeemed on the Shortened Maturity Date. The Trustee will distribute the payment received on the Term Assets on the Shortened Maturity Date, which will equal principal plus accrued interest on the Term Assets and will not contain any premium, to the holders of the Residual Class Certificates and Amortizing Class Certificates, respectively, in the same ratio as
(i) the present value of all originally scheduled future payments on the Term Assets after July 1, 2017 bears to (ii) the present value of all originally scheduled future payments on the Amortizing Class Certificates, discounted semiannually in each case at a rate of 7.60 percent per annum to the Shortened Maturity Date. Such ratio will be calculated by the Calculation Agent.

      "Tax Event" means that the Term Assets Issuer shall have received an opinion of a nationally recognized independent tax counsel to the effect that on or after the date of the issuance of the Term Assets, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in laws, or any regulations thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"), or (c) any amendment to, clarification of or change in the official position of the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, or after the date of the issuance of the Term Assets, such change in tax law creates a more than insubstantial risk that interest paid by the Term Assets Issuer on the Term Assets is not, or will not be, deductible, in whole or in part, by the Term Assets Issuer for purposes of United States federal income tax.

Distribution of Term Assets on Payment Default or Acceleration

      If a Payment Default or an Acceleration with respect to the Term Assets occurs on or prior to July 1, 2017, the Trustee will make an in-kind distribution (an "In-Kind Distribution") of the Term Assets to the holders of the Trust Certificates. A "Payment Default" means a default in the payment of any amount due on the Term Assets from the Term Assets Issuer after the same becomes due and payable (and the expiration of any applicable grace period on the Term Assets). An "Acceleration" means the acceleration of the maturity of the Term Assets following the occurrence of any default on the Term Assets other than a Payment Default, notwithstanding any subsequent recission and annulment of such Acceleration by the requisite holders of the entire series of Term Assets. The In-Kind Distribution will be made to the holders of the Residual Class Certificates and Amortizing Class Certificates, respectively, in the same ratio as (i) the present value of all originally scheduled future payments on the Term Assets after July 1, 2017 bears to (ii) the present value of all originally scheduled future payments on the Amortizing Class Certificates, discounted semiannually in each case at a rate of
7.60 percent per annum to the date of such distribution. Such ratio will be calculated by the Calculation Agent. To the extent necessary to avoid a distribution of Term Assets in unauthorized denominations, the Trustee will cause the liquidation in a commercially reasonable manner of such Term Assets as are necessary, and will distribute the proceeds therefrom to Certificateholders based on their respective rights to Term Assets in unauthorized denominations.

Limitations on Beneficial Ownership of New Certificates.

      Each registered holder of a New Certificate will be required to deliver to the Trustee a certification (which will be included in the Letter of Transmittal) upon purchase of the Certificate to the effect that the beneficial owner thereof (whether such registered holder or the ultimate beneficiary for whom it holds such Certificate) is either (i) a United States person, or (ii) a non-United States person who is exempt from withholding under U.S. federal income tax laws and has completed, accurately and in a manner reasonably satisfactory to the Trustee or its agent, an IRS Form W-8 and delivered such Form to the Trustee or its agent. Such registered holder will be deemed to have represented and agreed with the Trustee that so long as it is the registered holder of such Certificate, the beneficial owner thereof will be a person described in clauses (i) or (ii) above and, in the event of any change in the identity of the beneficial owner for whom such registered holder is acting or any lapse of a Form W-8 previously delivered to the Trustee, it will promptly deliver a new certification or a current Form W-8, as applicable. In the event such representation is untrue or such current forms are not so furnished, the Certificate held by such registered holder will be subject to mandatory resale as described below.

      If the Trustee determines that the deemed representation made by such registered holder is incorrect or if such registered holder does not provide the current Form W-8 as described above within ten days after the prior such Form has lapsed, then, the Trustee will furnish a notice to such registered holder stating that (i) such registered holder must, within 30 calendar days from the date of such notice, effect the registration of transfer of its New Certificate to a person that certifies that the beneficial owner of the Certificate is a U.S. person or exempt from U.S. withholding tax as described above and (ii) if such transfer does not occur by the thirtieth day, the registered holder will be deemed to have appointed PSI and/or Prudential-Bache Securities (U.K.) Inc. as its broker(s) to sell such registered holder's certificate on its behalf to such an exempt person at a commercially reasonable price (net of customary brokerage commissions) within the next succeeding five business days.

      No Further Rule 3a-7 Limitation

      As a result of the rating assigned to the New Certificates, they will not be subject to certain restrictions on transfer applicable to the Old Certificates pursuant to Rule 3a-7.

                DESCRIPTION OF THE TRUST AGREEMENT

General


      The following summary of certain provisions of the Trust Agreement and the Trust Certificates does not purport to be complete and such summary is qualified in its entirety by reference to the detailed provisions of the Trust Agreement incorporated by reference hereto as described under "Incorporation of Certain Documents by Reference." Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

The Trustee

      The Bank of New York, a New York banking corporation, acts as trustee of the Trust pursuant to the Trust Agreement. The
Trustee's offices are located at One Wall Street, New York, New
York 10266.

      The Trust Agreement provides that the Trustee and any director, officer, employee or agent thereof will be indemnified by the Company and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Trust Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement. Pursuant to the Trust Agreement, as compensation for the performance of its duties thereunder, the Trustee is entitled to payment of trustee fees and reimbursement of expenses by the Company pursuant to a separate agreement with the Company, but shall not have any claim against the Trust with respect thereto.

      The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the New Certificates or any Term Asset or related document. The Trustee is required to perform only those duties specifically required under the Trust Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement.

      The Trustee is unaffiliated with, but may have normal banking relationships with, the Company and its respective affiliates.

      The Trust Agreement and, upon consummation of the Exchange Offer, the provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein, contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Trust, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign.

Event of Default

      There are no events of default with respect to the Trust
Certificates, including the New Certificates.

Voting Rights

      Voting rights will be allocated between the Residual Certificateholders, on the one hand, and the Amortizing Class Certificateholders on the other, respectively, at any date of determination in the same ratio as (i) the present value of all originally scheduled future payments on the Term Assets after July 1, 2017 bears to (ii) the present value of all originally scheduled future payments on the Amortizing Class Certificates, discounted semiannually in each case at a rate of 7.60 percent per annum to the date of determination. Such ratio will be calculated by the Calculation Agent. All voting rights with respect to the Residual Class Certificates will be allocated among all Residual Class Certificateholders in proportion to the respective Certificate Principal Balances of the then-outstanding Residual Class Certificates held by such Certificateholders on any date of determination. All voting rights with respect to the Amortizing Class Certificates will be allocated among all Amortizing Class Certificateholders in proportion to the respective Notional Amounts of the then-outstanding Amortizing Class Certificates held by such Certificateholders on any date of determination.

      The required percentage of Voting Rights of those Classes of Trust Certificates that are materially adversely affected by any modification or amendment of the Trust Agreement necessary to consent to such modification or amendment is 66-2/3%.

Voting with Respect to Term Assets

      The Trustee, as the holder of the Term Assets, has the right to vote and give consents and waivers in respect of such Term Assets as permitted by the depositary with respect thereto and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Term Assets Issuer for its consent to any amendment, modification or waiver of the Term Assets or any document relating thereto, or receives any other solicitation for any action with respect to the Term Assets, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative voting rights of the Trust Certificates) as the Trust Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary herein, the Trustee shall at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the Term Assets, including, without limitation, any demand to accelerate the Term Assets or (ii) which would result in the exchange or substitution of any Term Asset pursuant to a plan for the refunding or refinancing of such Term Asset, except in each case with the unanimous consent of the Certificateholders, and subject to the requirement that such vote or consent would not, based on an Opinion of Counsel, cause the Trust to fail to be characterized as a grantor trust for U.S. federal income tax purposes or result in a sale or exchange of any Trust Certificate for federal income tax purpose. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

Modification and Waiver

      The Trust Agreement may be amended by the Company and the Trustee, without notice to or consent of the Certificateholders, for certain purposes including (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to add or supplement any Credit Support (as defined in the Trust Agreement) for the benefit of any Certificateholders, (iv) to add to the covenants, restrictions or obligations of the Company or the Trustee for the benefit of the Certificateholders, (v) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement, (vi) to comply with any requirements imposed by the Internal Revenue Code of 1986 (the "Code") or (vii) to evidence the issuance of new Certificates in exchange for Trust Certificates exchanged by the Company as described herein; provided that (x) any such amendment described in (i) through (vii) will not, as evidenced by an Opinion of Counsel, cause the Trust to fail to qualify as a grantor trust for federal income tax purposes or result in a sale or exchange of any Certificate for tax purposes and (y) the Trustee has received (1) a certificate of the Company to the effect that such amendment will not have a material adverse effect on any class of Certificateholders and (2) written confirmation from each Rating Agency rating such Trust Certificates, if any, that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating thereof. Without limiting the generality of the foregoing, the Trust Agreement may also be modified or amended from time to time by the Company and the Trustee, with the consent of the holders of Certificates of each class evidencing not less than the "Required Percentage--Amendment" of the Voting Rights of those Trust Certificates of such Classes that are affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Certificateholders; provided that any such amendment shall not, as evidenced by an Opinion of Counsel, cause the Trust to fail to qualify as a grantor trust for federal income tax purposes.

      No such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any Certificate without the consent of the holder of such Trust Certificate or
(ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by the Trust Agreement then outstanding.

Reports to Certificateholders; Notices

      Reports to Certificateholders. With each distribution to Certificateholders, the Trustee will forward or cause to be forwarded to each such Certificateholder and to the Company a statement setting forth: (i) the amount of such distribution to Certificateholders of such Class allocable to principal, if any, on the Trust Certificates of such Class; (ii) the amount of compensation received by the Trustee for the period relating to such Distribution Date, (iii) the aggregate stated principal amount or, if applicable, notional principal amount of the Term Assets and the current interest rate thereon at the close of business on such Distribution Date; and (iv) the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each Class of Trust Certificates at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise. In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed as a U.S. dollar amount per minimum denomination of Trust Certificates or for such other specified portion thereof. Subject to the occurrence of a Maturity Shortening Redemption or an In-Kind Distribution, the holders of New Certificates will receive no such reports until the distribution in-kind on July 1, 2017. Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each person who at any time during the calendar year was a Certificateholder a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

      Notices. Any notice required to be given to a holder of a Registered Certificate will be mailed to the address of such holder set forth in the applicable Certificate Register.

Replacement Certificates

      If a New Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York, upon payment by the holder of such expenses as may be incurred by the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as such Trustee may require. Mutilated Certificates must be surrendered before new Certificates will be issued.

Company Exchange

      The Company may exchange any Trust Certificates for one or more newly-created Classes of Certificates evidencing interests in the related Trust, having such terms as are provided in a request by the Company; provided that (i) in no case shall the aggregate distributions payable on such newly-created Classes of Certificates exceed the aggregate distributions payable on the Trust Certificates exchanged by the Company for the newly-created Class of Certificates; (ii) in no case shall the issuance of such newly-created Trust Certificates adversely affect the rights or interests of Holders of Trust Certificates not so exchanged;
(iii) the Company has delivered to the Trustee an Opinion of Counsel to the effect that such exchange will not (a) be inconsistent with the Trust's continued satisfaction of the applicable requirements for an exemption from registration pursuant to Rule 3a-7 and (b) cause the related Trust to fail to be characterized as a grantor trust for U.S. federal income tax purposes; and (iv) the Rating Agency Condition, if any, is satisfied.

Termination of the Trust

      The Trust shall terminate upon (i) the distribution of the Term Assets on July 1, 2017, (ii) the date of any Maturity
Shortening Redemption or (iii) the date of an In-Kind
Distribution on or prior thereto.

      The final distribution will be made only upon surrender and cancellation of the Trust Certificates at an office or agency appointed by the Trustee.

Governing Law

      The Trust Agreement and the Trust Certificates will be governed by, and construed in accordance with, the laws of the State of New York. Upon consummation of the Exchange Offer, the Trust Agreement will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of the Trust Agreement and will, to the extent applicable, be governed by such provisions.

           CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of certain anticipated U.S. federal income tax consequences of the ownership of Trust Certificates and the exchange of Old Certificates for New Certificates (the "Exchange") pursuant to the Exchange Offer. The discussion is based on the Code and the regulations issued thereunder, and interpretations of law, rulings and decisions currently in effect, all of which are subject to change. Any such change may be applied retroactively, and may adversely affect the U.S. federal income tax consequences described herein. Except where otherwise noted, the discussion below is addressed to holders that are "U.S. persons" (as defined below) and that hold Trust Certificates as capital assets. It does not discuss state, local or foreign tax consequences, nor does it discuss all the tax consequences that may be relevant to a holder subject to special rules, including dealers in securities or commodities, banks, savings and loan associations and similar financial institutions, tax-exempt organizations, insurance companies, taxpayers that hold Trust Certificates as part of a hedged or integrated transaction (such as a "straddle" or "conversion transaction") for U.S. federal income tax purposes, or taxpayers whose functional currency is other than the U.S. dollar. It also does not discuss tax consequences for individuals or entities taxed as individuals.

      The term "U.S. person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more U.S. persons have the authority to control all of the trust's substantial decisions.

      PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL TAX CONSEQUENCES TO THEM OF THE EXCHANGE, AND OF ACQUIRING, HOLDING AND DISPOSING OF TRUST CERTIFICATES, INCLUDING, IN PARTICULAR, THE APPLICATION IN THEIR PARTICULAR CIRCUMSTANCES OF THE TAX CONSIDERATIONS DISCUSSED BELOW, AS WELL AS THE APPLICATION OF STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

Exchange of Old Certificates for New Certificates

      The Exchange will not be a taxable event for U.S. federal income tax purposes. As a result, a holder of an Old Certificate whose Old Certificate is accepted in the Exchange Offer will not recognize gain on the Exchange. For purposes of calculating the issue price of, and a holder's basis and holding period with respect to, a New Certificate, a New Certificate will be treated as a continuation of the holder's interest in the Old Certificate for which it was exchanged. A tendering holder's tax basis in the New Certificates will be the same as such holder's tax basis in its Old Certificates. A tendering holder's holding period for the New Certificates received pursuant to the Exchange Offer will include its holding period for the Old Certificates surrendered therefor.

Characterization of the Trust

      For U.S. federal income tax purposes, the Trust will not be treated as an association taxable as a corporation (or a publicly traded partnership treated as an association). Although the characterization of the Trust is not certain, the Trust should be treated for U.S. federal income tax purposes as a grantor trust, and the Trustee intends to report income, gain, loss and deductions to the Internal Revenue Service ("IRS") on that basis. If the Trust were not classified as a grantor trust, it would be classified as a partnership. As a consequence, the Trust will not be subject to U.S. federal income taxation.

      Prospective investors should be aware that no rulings have been or are expected to be sought from the IRS with respect to the classification of the Trust (or any of the other U.S. federal income tax consequences discussed in this summary) and there can be no assurance that the IRS will agree with the characterization of the Trust as a grantor trust (or with the other U.S. federal income tax consequences discussed herein). See "--Alternative Characterizations." Accordingly, prospective purchasers are urged to consult their tax advisers regarding the U.S.
federal income tax classification of the Trust.

      Under the U.S. federal income tax rules applicable to grantor trusts, a holder of a Trust Certificate will be treated as owning the rights to those payments on the Term Assets that are allocable to that Trust Certificate. The sale of a Trust Certificate will be considered a sale of a holder's interest in those payments. In addition, a holder may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as such items would be deducted by the holder if the holder paid directly a pro rata portion of the amounts paid by the Trust.

      The Term Assets Prospectus indicates that the Term Assets underlying the Trust Certificates were sold based on the Term Assets Issuer's belief that they constitute indebtedness of the Term Assets Issuer for U.S. federal income tax purposes. The following discussion is based on the assumption that the Term Assets will constitute debt instruments in their entirety. Except for the discussion under "--Alternative Characterizations," the following also assumes that the Trust will be classified as a grantor trust.

Purchase and Holding of Trust Certificates

      A purchaser of a Trust Certificate will be treated as having acquired the rights to those payments on the Term Assets that are allocable to that Trust Certificate and will be taxed under the "stripped bond" rules of the Code.

The holder will be treated as having purchased a newly issued, single debt instrument providing for payments equal to the payments on the Term Assets allocable to the Trust Certificate, and having original issue discount ("OID") equal to the excess of the sum of such payments over the holder's purchase price for the Trust Certificate (which would be treated as the "issue price"). In determining the purchase price for a Trust Certificate for this purpose, a portion of the purchase price of the Trust Certificate may be separately allocated to amounts held by the Trust pending distribution to holders (the recovery of which amounts would not be taxable). Any such allocation would reduce the amount paid for (and the amount payable on) such Trust Certificate.

      Under the OID rules, in general, each holder of a Trust Certificate, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the "daily portions" of OID on the Trust Certificate for all days during the taxable year that the holder owns the Trust Certificate. The daily portions of OID on a Trust Certificate are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of a Trust Certificate, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. The amount of OID on a Trust Certificate allocable to each accrual period is determined by multiplying the "adjusted issue price" (as defined below) of the Trust Certificate at the beginning of the accrual period by the yield to maturity of such Trust Certificate (appropriately adjusted to reflect the length of the accrual period). The yield to maturity of a Trust Certificate is the discount rate that causes the present value of all payments on the Trust Certificate as of its issue date to equal the issue price of such Certificate. The "adjusted issue price" of a Trust Certificate at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments made with respect to such Trust Certificate in all prior accrual periods.

      Because holders of Residual Class Certificates will not be receiving current distributions, OID will be includible as income prior to the receipt of cash attributable to such income and the amount of OID includible in income will increase each year.

      It is not clear how the possibility of a Maturity Shortening as a result of a Tax Event, and the resulting distribution to Amortizing Class Certificate holders of a portion of the payment received by the Trust on the Shortened Maturity Date, should be taken into account for purposes of determining the taxation of holders at, and prior to, the Shortened Maturity Date (including, but not limited to, the amount of OID required to be included by holders in ordinary gross income). The Trustee intends to take the position that the possibility of a Maturity Shortening should not affect the U.S. federal income tax consequences to holders prior to the Maturity Shortening. Under this treatment, if the maturity of the Term Assets was shortened as a result of a Tax Event, a holder would be treated, solely for OID purposes, as acquiring a newly issued OID bond, and would be required to determine OID on the newly issued bond taking into account the Shortened Maturity Date and the amount required to be distributed to the holder on that date. The amount of OID required to be included in the holder's ordinary gross income as a result of the redetermination could be more or less than the amount determined without taking into account the Maturity Shortening. There can be no assurance, however, that the IRS will not take a different position on the effect of a potential Maturity Shortening, which position may have less favorable tax consequences. See "-Alternative Characterizations." Prospective purchasers should consult their tax advisers with respect to the effect of a potential Maturity Shortening.

      The Trust currently intends, for information reporting purposes, to account for OID reportable by holders of Trust Certificates by reference to the first price at which a substantial amount of the Trust Certificates is sold to purchasers (other than PSI), even though the amount of OID will differ for subsequent purchasers. Such prospective purchasers should consult their tax advisers regarding the proper calculation of OID.

Distributions

      Cash distributions on the Trust Certificates and the distribution of the Term Assets on July 1, 2017, to Residual Class Certificate holders will not be subject to additional taxation. An In-Kind Distribution may be treated in whole or in part as equivalent to a sale or exchange.

Sale or Exchange of Trust Certificates or Term Assets

      The tax basis of a holder of a Trust Certificate in a Trust
Certificate generally will equal the cost of the Trust Certificate increased by any amounts includible in income as OID, and reduced by any payments made on the Trust Certificate.

      Upon the sale or exchange of a Trust Certificate (other than the Exchange), a holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the holder's tax basis in Trust Certificate. Gain or loss recognized by an individual holder on the sale or exchange of a Trust Certificate generally will be capital gain or loss, and generally will be subject to a maximum tax rate of 28% in respect of property held for more than one year and to a maximum tax rate of 20% in respect of property held in excess of 18 months..

      A holder will recognize gain or loss on any sale by the Trust of Term Assets, including in connection with an In-Kind Distribution, equal to the difference between the portion of the amount realized on the sale allocable to the holder and the allocable portion of the holder's basis in the Trust Certificate.

Alternative Characterizations

      As noted above, there can be no assurance that the IRS will agree with the characterization of the Trust as a grantor trust. It is possible that the IRS could seek to classify the Trust as a partnership, although even if the IRS were successful the Trust would not be subject to U.S. federal income tax. While not certain, if the Trust is classified as a partnership, it should be eligible for the election out of the partnership tax rules of subchapter K of the Code, under Treasury Regulation Section 1.761-2. In mutual consideration for each holder's purchase of a Trust Certificate, each holder of a Trust Certificate is deemed to have consented to the making of such a protective election as of the date of formation of the Trust. As a result of the election, each holder of a Trust Certificate would be required to report its respective share of the items of income, deductions and credits of the Trust on its respective U.S. federal income tax return in a manner substantially similar to the U.S. federal income tax reporting required under the grantor trust rules. However, if the Trust were not eligible to make the election, the method of taxation of holders of Trust Certificates could differ significantly from the treatment described in this summary. Among those differences, (i) the Trust would be required to account for its income and deductions at the Trust level, and to utilize a taxable year for reporting purposes, (ii) income from the Term Assets would be taxed under the rules of the Code applicable to whole debt instruments rather than under the "stripped bond" rules described above, and (iii) each holder would be required to separately take into account such holder's distributive share of income and deductions of the Trust. A holder would take into account its distributive share of Trust income and deductions for each taxable year of the Trust in the holder's taxable year which ends with or within the Trust's taxable year. Prospective purchasers are urged to consult their tax advisers regarding the U.S. federal income tax classification of the Trust.

      Adverse tax consequences might also result if the IRS takes a different position than the position described above under "--Purchase and Holding of Trust Certificates" with respect to the effect on holders of a potential distribution to Amortizing Class Certificate holders of a portion of the payment received by the Trust on a Shortened Maturity Date. For example, the IRS might treat the Amortizing Class Certificate as a right to payments on the Term Assets coupled with a separate agreement, in the nature of a put option, between Amortizing Class Certificate holders, on the one hand, and Residual Class Certificate holders, on the other hand. Under this characterization, a Maturity Shortening event would be a taxable event. Moreover, the existence of a deemed put option might trigger the Code's "straddle" rules, in which case, among other matters, gain or loss on the sale of a Trust Certificate would be short-term capital gain or loss regardless of the period during which the holder held the Trust Certificate.

Non-U.S. Holders

      A holder that is not a U.S. person and that is not subject to U.S. federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Trust Certificate will not be subject to United States income or withholding tax, except as described below and under "--Information Reporting and Backup Withholding," in respect of interest income or gain on the Term Assets if the holder provides an appropriate statement (generally on IRS Form W-8), signed under penalties of perjury, identifying the holder and stating, among other things, that the holder is not a U.S. person and that the holder is not a "10-percent shareholder" or "related controlled foreign corporation" with respect to the Term Assets Issuer. If these conditions are not met, a 30 percent withholding tax will apply to interest income from the Trust Certificates, unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such holder. In the latter case, such holder will be subject to U.S. federal income tax with respect to all income from the Term Assets at regular rates applicable to U.S. taxpayers.

      A holder that is not a U.S. person may also be subject to U.S. federal income taxation with respect to a Trust Certificate if it is a personal holding company, a corporation that accumulates earnings to avoid U.S. taxes on shareholders or a private foundation under the Code.

Information Reporting and Backup Withholding

      The Trustee will furnish or make available, within 90 days after the end of each calendar year, to each party registered during such calendar year as a holder, such information as is required under the Code or regulations under the Code to enable each holder to file its U.S. federal income tax returns.

      Distributions made on a Trust Certificate and proceeds from the sale of a Trust Certificate to or through certain brokers may be subject to a "backup" withholding tax of 31 percent unless, in general, the holder complies with certain procedures or establishes that it is a corporation or otherwise exempt from such withholding. A holder may be required to provide a statement under penalties of perjury (generally on IRS Form W-9 for U.S. persons or Form W-8 for non-U.S. persons) in order to establish an exemption. Any amounts so withheld from distributions on the Trust Certificate would be allowed as a credit against the holder's U.S. federal income tax liability, or upon application by the holder to the IRS, would be refunded by the IRS to the extent it exceeds such liability.

                       PLAN OF DISTRIBUTION

      Each broker or dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker or dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus, as amended or supplemented, available to any broker or dealer for use in connection with any such resale for a period of one year. In addition, until such date, all brokers or dealers effecting transactions in the New Certificates may be required to deliver a prospectus.

      The Company will not receive any proceeds from any sale of New Certificates by brokers or dealers. New Certificates received by brokers or dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker or dealer and/or the purchasers of any such New Certificates. Any broker or dealer that resells New Certificates that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New
Certificates and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker or dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      Starting on the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker or dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Certificates) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the New Certificates (including any brokers or dealers) against certain liabilities, including liabilities under the Securities Act.

                           LEGAL MATTERS

      The validity of the New Certificates and certain United
States Federal income taxation matters will be passed upon for the Trust by Cleary, Gottlieb, Steen & Hamilton, New York, New
York.

                            APPENDIX A

                   IDENTIFICATION OF TERM ASSETS



Term Assets Issuer:....................Federal Express Corporation
Term Assets:................................7.60% due July 1, 2097
Dated:...............................................June 10, 1997
Original Principal Maturity Date:.....................July 1, 2097
Original Principal Amount Issued:.....................$250,000,000

CUSIP Number:............................................313309AP1
Stated Interest Rate:........................................7.60%
Interest Payment Dates:.......................January 1 and July 1
Principal Amount of Term Assets
          Deposited under Trust Agreement:.............$52,000,000
Ranking:..............................Pari passu with all other unsecured and unsubordinated
                                      indebtedness of Term Assets
                                      Issuer

Events of Default:....................(a) default for more than 30 days in the payment of any
                                      interest; (b) default in
                                      the payment of principal
                                      of, or premium, if any, at
                                      its maturity; (c) default
                                      in the performance, or
                                      breach, of any other
                                      covenant of the Term Assets
                                      Issuer in the Indenture for
                                      more than 60 days after
                                      written notice as provided
                                      in the Indenture; and (d)
                                      certain events in
                                      bankruptcy, insolvency or
                                      reorganization in respect
                                      of the Term Assets Issuer


      Available Information Regarding the Term Assets Issuer

The Term Assets Issuer is subject to the information requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Commission. Such reports, proxy and information statements and other information filed by the Term Assets Issuer with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and 75 Park Place, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. In addition, certain material described above and other information will also be available for inspection at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York.

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

      The Company's Bylaws provide that the Company shall indemnify each of its directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Company other than an action by or in the right of the Company (for which the Company may indemnify such persons under certain circumstances).

      Section 145 of the Delaware General Corporation Law (the
"GCL") provides as follows:

      "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b). Such determination shall be made (1) by a majority vote of the board of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.
Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent for such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

      The Amended and Restated Certificate of Incorporation also limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. The Amended and Restated Certificate of Incorporation of the Company provide as follows:

      "No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that the provisions of this Article Eleventh shall not eliminate or limit the liability of a director (a) for any breach of the Director's duty of loyalty to the

Corporation and to its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derived any improper personal benefit. If the GCL is amended after the filing of this Amended and Restated Certificate of Incorporation so as to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the law of the State of Delaware as the same exists from time to time. Any repeal or modification of this Article Eleventh by the stockholders of the Corporation shall not adversely affect any elimination or limitation on the personal liability of a director existing at the time of such repeal or modification."

Item 21.  Exhibits.

Exhibit
Number                         Exhibit Description
-------                        -------------------

Exhibit 4.1      Form of Receipts of Corporate Securities,
                 Series FDX 1997-1, Residual Class (included in Exhibit 4.3).

Exhibit 4.2 Trust Agreement, dated as of August 28, 1997, between Prudential Securities Structured Assets, Inc. and The Bank of New York, as trustee.

Exhibit 4.3 Series Supplement, Series FDX 1997-1 dated as of August 28, 1997 between Prudential Securities Structured Assets, Inc. and The Bank of New York, as trustee.

Exhibit 5.1 Opinion of Cleary, Gottlieb, Steen & Hamilton relating to the New Certificates.*

Exhibit 23.1     Consent of Cleary, Gottlieb, Steen & Hamilton
                 (included in Exhibits 5.1).*

Exhibit 24.1 Powers of Attorney (included on the signature page of the Registrant in this Registration
                 Statement).

Exhibit 25.1     Statement of Eligibility of The Bank of New
                 York, as Trustee, relating to Trust Certificates, on Form T-1.

Exhibit 99.1     Form of Letter of Transmittal.*

Exhibit 99.2     Form of Notice of Guaranteed Delivery.*

Exhibit 99.3     Registration Rights Agreement dated as of
                 August 25, 1997 between Prudential Securities
                 Structured Assets, Inc. and Prudential Securities
                 Incorporated.

*  To be filed by Amendment.

Item 22.  Undertakings.

The undersigned registrant hereby undertakes:


           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section l0(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              provided, however, that paragraphs (a)(1)(i) and
              (a)(1)(ii) shall not apply if the registration statement is on Form S-3, form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

           The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

           The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                            SIGNATURES


           Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October ___, 1997.

                           PRUDENTIAL SECURITIES STRUCTURED ASSETS,
                             INC.


                           By: /s/ Christopher Perry
                              -------------------------------------
                                  Christopher Perry
                                  President



          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher Perry and Terrance O'Dwyer, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-4 of Prudential Securities Structured Assets, Inc., and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for each attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

         Signature                       Title
         ---------                       -----

  /s/ Howard Whitman                Chairman of the Board
------------------------------      and Director
        Howard Whitman

  /s/ Christopher Perry             President
------------------------------      (Principal Executive Officer)
       Christopher Perry

  /s/ William J. Horan              Chief Financial Officer
------------------------------      (Principal Financial and
        William J. Horan            Accounting Officer)

  /s/ Elizabeth W. Castagna         Treasurer
------------------------------
     Elizabeth W. Castagna

  /s/ Alan D. Hogan                 Director
------------------------------
         Alan D. Hogan

  /s/ Ruth Lavelle                  Director
------------------------------
        Ruth Lavelle

                           EXHIBIT INDEX

Exhibit
Number                    Exhibit Description
-------                   -------------------

Exhibit 4.1      Form of Receipts of Corporate Securities,
                 Series FDX 1997-1, Residual Class (included in Exhibit 4.3).

Exhibit 4.2 Trust Agreement, dated as of August 28, 1997, between Prudential Securities Structured Assets, Inc. and The Bank of New York, as trustee.

Exhibit 4.3 Series Supplement, Series FDX 1997-1 dated as of August 28, 1997 between Prudential Securities Structured Assets, Inc. and The Bank of New York, as trustee.

Exhibit 5.1 Opinion of Cleary, Gottlieb, Steen & Hamilton relating to the New Certificates.*

Exhibit 23.1     Consent of Cleary, Gottlieb, Steen & Hamilton
                 (included in Exhibits 5.1).*

Exhibit 24.1 Powers of Attorney (included on the signature page of the Registrant in this Registration
                 Statement).

Exhibit 25.1     Statement of Eligibility of The Bank of New
                 York, as Trustee, relating to Trust Certificates, on Form T-1.

Exhibit 99.1     Form of Letter of Transmittal.*

Exhibit 99.2     Form of Notice of Guaranteed Delivery.*

Exhibit 99.3     Registration Rights Agreement dated as of
                 August 25, 1997 between Prudential Securities
                 Structured Assets, Inc. and Prudential Securities
                 Incorporated.

*  To be filed by Amendment.

============================================
No person has been authorized to give
any information or to make any
representations other than those
contained or incorporated by reference
in this Prospectus and the accompanying
Letter of Transmittal and, if given
or made, such information or
representations must not be relied upon
as having been authorized by the Trust,
the Company or the Exchange Agent.
Neither this Prospectus nor the
accompanying Letter of Transmittal, or
both together, constitute an offer to
sell or the solicitation of an offer to
buy securities in any jurisdiction to
any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus, nor the accompanying Letter of Transmittal, or both together, nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the trust since the date hereof or thereof or that the information contained herein is correct at any time subsequent to the date hereof or thereof.

         TABLE OF CONTENTS
                                   Page
                                   ----

Available Information........
Incorporation of Certain
Documents by Reference.......
Prospectus Summary...........
Risk Factors.................
Use of Proceeds..............
Formation of the Trust.......
The Term Asset Issuer........
Description of the Term
  Assets.....................
The Exchange Offer...........
Description of the New
Certificates.................
Description of the
  Trust Agreement............
Certain U.S. Federal Income
  Tax Consequences...........
Plan of Distribution.........
Legal Matters................

============================================



       Receipts on Corporate
Securities Trust, Series FDX 1997-1


         Offer to Exchange
  Receipts of Corporate Securities,
  Series FDX 1997-1, Residual Class

 which have been registered under the
  Securities Act of 1993, as amended,

     for any and all outstanding
  Receipts of Corporate Securities,
  Series FDX 1997-1, Residual Class



                   [Date]



============================================